Exhibit 10.14D

ALIGN TECHNOLOGY, INC.

AMENDMENT TO

2005 INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

This Align Technology, Inc. Amendment to 2005 Incentive Plan Notice of Grant of Restricted Stock Units (the “Amendment”) is entered into as of March 8, 2007 by and between Align Technology, Inc., a Delaware corporation (the “Align”) and Thomas M. Prescott (the “Executive”).

WHEREAS, on each of February 24, 2006 and February 20, 2007, the Executive received a grant of restricted stock units.  Each of these grants was evidenced by a Notice of Grant of Restricted Stock Units and a Restricted Stock Unit Agreement issued by Align and accepted by the Executive (collectively, the “Original Award Agreements”).

WHEREAS, it was subsequently determined that the provisions related to equity acceleration in the amended and restated employment agreement by and between the Executive and Align and dated as of April 19, 2005 (the “Employment Agreement”) were inconsistent with the equity acceleration provisions in the Original Award Agreements.

WHEREAS, in order to reflect the intent of the parties and to make the equity acceleration terms of the Original Award Agreements consistent with the equity acceleration terms of the Employment Agreement, Align and the Executive desire to amend each of the Original Award Agreements.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Original Award Agreements, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

2.     Paragraph (c) “Termination Without Cause or Good Reason” of each of the Original Award Agreements is deleted in its entirety, to read as follows:

“(c) [intentionally deleted]”

3.     Paragraph (d)  “Upon a Change of Control” of each of the Original Award Agreements is hereby amended in its entirety, to read as follows:

“(d) Upon a Change of Control. Notwithstanding paragraph (a) above, in the event of the occurrence of a Change of Control (as defined in the Employment Agreement) while Participant is employed by the Company, then Participant shall immediately vest in all outstanding Restricted Stock Units awarded pursuant to this Notice of Grant.”

4.     Except as amended hereby, each of the Original Award Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment effective as of the day and year first written above.

ALIGN TECHNOLOGY, INC.,

a Delaware corporation

/s/ Roger E. George

Roger E. George,

Vice President, Corporate and Legal Affairs, General Counsel and Corporate Secretary

Thomas M. Prescott, an individual

/s/ Thomas M. Prescott